STOCK PURCHASE AND SUBSCRIPTION AGREEMENT



                         DATED AS OF JANUARY _____, 2000



                                      AMONG


                            PR PHARMACEUTICALS, INC.


                               JAMES M. DUNN, M.D.
                                       AND
                                CAROLYN K. DUNN,
                            RAINCREST ASSOCIATES, LLC
                                 JAMES B. PETRE,
                                  BIRKLEA, LTD.
                                       AND
                                   GLYN MILLS









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                    STOCK PURCHASE AND SUBSCRIPTION AGREEMENT

     AGREEMENT (the "Agreement") dated January __, 2000 ("Agreement") among PR PHARMACEUTICALS, INC., a Colorado corporation ("PRP"), JAMES M. DUNN, M.D. and CAROLYN K. DUNN (husband and wife), RAINCREST ASSOCIATES, LLC, a Colorado limited liability company, BIRKLEA, LTD., and GLYN MILLS, (collectively the "Shareholders"), and JAMES B. PETRE ("Petre").

                                    RECITALS

     A. Collectively, the Shareholders own or control, directly or indirectly, 1,345,517 shares of the issued and outstanding common stock of VEREX LABORATORIES, INC. ("Verex"), which shares collectively constitute a minimum of
52.95 % of all of the issued and outstanding shares of the capital stock of Verex, on a fully diluted basis (the "Shares").

     B. Petre is an officer and director of Verex, and owns certain options to acquire Shares of Verex common stock.

     C. PRP desires to purchase from the Shareholders, the Shareholders desire to sell to PRP the Shares on the terms and conditions set forth on this Agreement, and the parties hereto desire to enter into employment, warrant and option agreements with respect to their affiliation with Verex and employment with PRP, all on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein, the parties agree as follows:

                                   SECTION 1
                                PURCHASE OF STOCK

     1.1 PURCHASE OF STOCK. Each of the Shareholders hereby sells, conveys, transfers, and assigns to PRP, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature, and description, and PRP hereby purchases and accepts from the Shareholders, all of the Shares, subject to the terms and conditions set forth herein.

                                   SECTION 2
                                 PURCHASE PRICE

     2.1 PURCHASE PRICE. The purchase price for the Shares shall be the issuance by PRP of one share of the issued and outstanding common stock of PRP for each 15 Shares (the "Stock Payment"). No fractional shares of PRP common stock shall be issued; instead, any fraction shall be rounded up or down to the nearest whole number of shares of PRP common stock.

     2.2 DELIVERY OF SHARES AND STOCK PAYMENT. Contemporaneously with the execution and delivery of this Agreement, and as a condition precedent to PRP's obligations hereunder, the Shareholders shall have, either directly, or through an independent third party agent, delivered to PRP certificates representing collectively, all of the Shares, each of which certificates shall be duly
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endorsed as transferred  to PRP, or with duly endorsed stock powers  attached to the stock certificates representing the Shares. Contemporaneously with the execution and delivery of this Agreement, and subject to the condition that PRP has received certificates representing all of the Shares, PRP shall issue and deliver to each of the Shareholders the Stock Payment, in the amounts as set forth on Exhibit A hereto.

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES

     3.1 GENERAL STATEMENT. The parties make the representations and warranties to each other which are set forth in this Section III. All such representations and warranties and all representations and warranties that are set forth elsewhere in this Agreement and in any financial statement, exhibit, schedule or document delivered by or on behalf of a party hereto or their representative to the other party pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby (and none shall merge into any instrument or conveyance), regardless of any knowledge or belief, investigation or lack of investigation by the parties to this Agreement.

     3.2 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each of the Shareholders and Petre understands that PRP is relying upon the following representations and warranties in making its decision to purchase the Shares and enter into this Agreement. Each of the Shareholders and Petre jointly and severally make the following representations and warranties to PRP.

     (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Verex is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Verex is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.

     (b) CAPITAL STOCK. As of the date hereof, Verex has an authorized capital stock consisting of 100,000,000 shares of Common Stock, no par value per share, of which no more than 2,540,987 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Verex have been duly authorized and validly issued and are fully paid and nonassessable. There are no other authorized or issued or outstanding shares of Verex of any class, kind or character. Each of the Shareholders owns that number of Verex shares of common stock as is set forth on Exhibit A. Exhibit B sets forth a true and correct list of the name and current address of each holder of record of Verex capital stock and the number of shares held by each.

     (c) OWNERSHIP OF STOCK. Each of the Shareholders has good and marketable title to, and rightful possession of, all of the Shares as set forth on Exhibit
A. Except as set forth on Exhibit A or C, no Shareholder or Petre has any right, title or interest in any capital stock of Verex, or any right to obtain any such capital stock.

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     (d)  OPTIONS,  WARRANTS,  AND RIGHTS.  Verex has  outstanding  the options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements, or understandings, to issue, any shares of its capital stock or other securities in such amounts and for the benefit of such persons or entities as is set forth on Exhibit C. There are no other outstanding obligations of Verex, contractual or otherwise, to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock.

     (e) POWER TO EXECUTE AGREEMENT. Each of the Shareholders and Petre has the full power and authority to execute, deliver, and perform its obligations under this Agreement, and this Agreement is the legal and binding obligation of each of the Shareholders and Petre and is enforceable against each of the Shareholders and Petre in accordance with its terms, except that (i) such
enforcement   may  be  subject  to   bankruptcy,   insolvency,   reorganization,
moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     (f) NO SUBSIDIARIES. Verex does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business or entity. Prior to the date hereof, Verex did have some subsidiaries. Each of the Shareholders will indemnify and hold PRP and Verex harmless with respect to any actual losses, costs, expenses, claims or damages, incurred by PRP and/or Verex arising out of or as a result of any of such former subsidiaries.

     (g) BOOKS AND RECORDS; FILINGS. The books of account and other corporate records of Verex are complete and accurate in all material respects and have been maintained in accordance with generally accepted accounting principles, and the matters contained therein are appropriately reflected in Verex's financial statements filed with the Securities and Exchange Commission ("SEC") or delivered to PRP. The minute books and stock records of Verex are complete and accurate in all material respects, and all signatures included therein are the genuine signatures of the persons whose signatures are required. Verex has delivered to PRP true and complete copies of its articles and bylaws as currently in effect. All reports and proxy statements filed by Verex with the SEC are true and correct in all material respects, and do not contain any misstatements of any material facts or omit to state any material facts required to be stated therein.

     (h) ASSETS.

          (i) Verex has good and marketable title to and rightful possession of all of its assets, free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever kind or nature, except for liens or liabilities disclosed in Exhibit D hereto.

          (ii) The furniture, fixtures and equipment of Verex reflected in Exhibit E are in good working condition and repair, subject to normal wear and tear.

                                     Page 3
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          (iii) ABILITY TO CONDUCT BUSINESS.  The assets of Verex constitute all of the assets and properties that are necessary to permit Verex to continue to conduct the business of Verex after the signing hereof, in the same manner in which it is presently being conducted.

     (i) REAL PROPERTY; LEASES. A true, complete and correct list of all real property of every kind, and all interests in real property, that are owned, leased, occupied or used by Verex is disclosed in Exhibit F hereto.

     (j) FINANCIAL STATEMENTS.

          (i) The shareholders have previously furnished PRP with true, complete, and correct copies of the [unaudited] financial statements of Verex as of and for the period ended December 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared on an accrual basis from the books and records of Verex and in accordance with generally accepted accounting principles.

          (ii) Verex has no liabilities or obligations, fixed or contingent, accrued or unaccrued that are not reflected, adequately reserved against or otherwise disclosed on the December 31, 1999 Balance Sheet and on Exhibit D, between the date of the December 31, 1999 Balance Sheet and the signing of this Agreement, none of which liabilities is individually or collectively material, incurred in violation of this Agreement, or would require accrual and/or disclosure under generally acceptable accounting principles.

     (k) LIABILITIES. Except as either fully disclosed in Exhibit D hereto, or fully and properly reflected on or reserved for in the December 31, 1999 Balance Sheet none of which would require accrual or disclosure under generally accepted accounting principles, Verex has no: (i) debts, liabilities or obligations of a nature required to be reflected or disclosed in financial statements prepared in accordance with generally accepted accounting principles; or (ii) other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, relating to or arising out of any act, transaction, circumstance or state of facts that occurred or existed or before December 31, 1999. Since such date, Verex has incurred no debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than debts, liabilities and obligations incurred in the ordinary course of business of Verex, none of which are either individually or collectively material or incurred in violation of this Agreement and none of which would require accrual or disclosure under generally accepted accounting principles.

     (l) LITIGATION. There are no actions, suits, proceedings, pending or threatened against Verex, or to the knowledge of the Shareholders or Petre, against any officer or director of Verex in connection with their activities on behalf of or in the name of Verex, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

     (m) TECHNOLOGY, RIGHTS AND LICENSES. Verex is not subject to any material disability or liability by reason of its failure to possess any patent, patent right, trademark, copyright, trademark right, trade name, trade name right, or license. Verex has, or has applied for, all patents, trademarks, trade names, copyrights, licenses, permits, approvals, and authorizations of whatever kind

                                     Page 4
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and type (the "Rights"),  governmental or private,  necessary for the conduct of the business conducted by it and the ownership and use of its assets and properties and the premises occupied by it, and the conduct of its business as presently conducted. Attached as Exhibit G is a true and correct list of the status of all licenses, patents, trademarks, trade names and copyrights applied for, granted, issued, or in process, or received, by Verex as of the date hereof. To the best knowledge of the Shareholders and Petre, after due inquiry and investigation, none of the matters covered thereby, nor any of the products or services sold or provided by Verex, nor any of the processes used or the business practices followed by Verex infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Other than as set forth on Exhibit G, Verex is not obligated to pay any royalty or other payment with respect to any of the Rights. To the best knowledge of the Shareholders and Petre, after due inquiry and investigation, no person or entity is producing, providing, selling or using products or services which would constitute an infringement of any of the Rights.

     (n) TAXES. Verex has duly filed in correct form all Tax Returns relating to the activities of Verex required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects, and Verex has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Verex by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith. No claims for Taxes or assessments are being asserted or, to the knowledge of Verex and its officers and employees with responsibilities for such matters, threatened against Verex. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local, or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any tax return; and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

     (o) COMPLIANCE WITH LAW AND OTHER REGULATIONS. To the best knowledge of the Shareholders and Petre, Verex is in compliance in all material respects with all requirements (including those relating to securities and environmental matters) of federal, state, or local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. There is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties of Verex, nor has Verex received any official notice or citation that any of its properties or leased premises in any material way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including, without limitation, any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or OSHA requirements. Without limiting the foregoing, Verex has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the

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premises  occupied by it in  connection  therewith  and is in  compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Verex has not received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, zoning law, or requirement of any public authority or body.

     (p) CONTRACTS. Exhibit H hereto sets forth a complete list of all of the leases and business contracts to which Verex is a party, specifying the name of the customer, supplier or other party thereto, the amount involved, the subject matter and other material information. Except as set forth in Exhibit H, each business contract is in full force and effect and is binding upon Verex and, to the best knowledge and belief of the Shareholders and Petre, upon the other parties thereto; no material default by any party thereto exists; no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a material default thereunder; and Verex has not waived or released any of its rights under any of such contracts.

     (q) EMPLOYEE BENEFIT AND EMPLOYMENT MATTERS. To the best knowledge of the Shareholders and Petre, Verex has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Verex are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Verex has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. The employment of each of the employees of Verex is terminable at will without cost to Verex. Verex has complied in all material respects with all other applicable federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and Verex is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing and does not have any obligations for any vacation, sick leave, or other compensatory time, except as set forth on Exhibit I hereto.

     (r) INSURANCE. Verex maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Verex deems appropriate. Verex has been continuously, and is presently, insured by insurers unaffiliated with Verex with respect to its property and the conduct of its business in such amounts and against such risks as Verex has reasonably deemed adequate to protect its business and assets, including, without limitation, general comprehensive liability insurance.

     (s) RENEGOTIATION. Verex is not subject to any legal obligations to renegotiate, nor does any Shareholder or Petre have any knowledge or reason to believe that there exists any claim or legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which Verex is now or has been bound.

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     (t)  AGREEMENT  NOT IN  BREACH  OF OTHER  INSTRUMENTS.  The  execution  and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof by the Shareholders and Petre, will not violate any provision of the articles of incorporation or bylaws of Verex, nor will they result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or permit any party to modify or terminate, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement, or other material obligation of any description to which Verex or a Shareholder or Petre is a party or by which either is bound, or any judgment, decree, order, or award of any court, government body, or arbitration, or any applicable law, rule, or regulation.

     (u) ACCURACY OF STATEMENTS. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

     3.3 REPRESENTATIONS AND WARRANTIES OF PRP. PRP represents and warrants to the Shareholders and Petre as follows:

     (a DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. PRP is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. PRP is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.

     (b) CORPORATE AUTHORITY. PRP has the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of PRP, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other singular laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     (c) NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by PRP, and the fulfillment of the terms hereof by PRP, will not violate any provision of the articles of incorporation or bylaws of PRP, nor will they result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or permit any party to modify or terminate, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement, or other material obligation of any description to which PRP is a party or by which PRP is bound, or any judgment, decree, order, or award of any court, government body, or arbitration, or any applicable law, rule, or regulation.

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     (d)  ACCURACY OF  STATEMENTS.  This  Agreement  does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

     3.4 REPRESENTATIONS AND WARRANTIES OF PRP AND SHAREHOLDERS. To induce PRP to issue the Stock Payment, and to induce the Shareholders to deliver the Shares, each party warrants and represents with respect to itself that:

     (a) It has the ability to bear the economic risk of the Shares or Stock Payment, as applicable, including the complete loss of its investment.

     (b) It has sufficient knowledge and experience in business and financial matters (or has received from a person of its selection sufficient advice with respect to such matters) to be capable of evaluating the merits and risks of the Shares or Stock Payment, as applicable.

     (c) Each party has knowledge of, and has been provided the opportunity to acquire information with respect to, the proposed business affairs, financial condition, plans and prospects of the other parties which it deems relevant in making a fully informed decision with respect to the Shares or Stock Payment, as applicable.

     (d) Each party has its own legal counsel and has been encouraged and has had the opportunity to rely upon the advice of its legal counsel and other advisers with respect to the Shares or Stock Payment, as applicable.

     (e) Each party has had the opportunity to ask questions and receive information with respect to, among other things, the proposed business affairs, financial condition, plans and prospects of the other party and the terms and conditions of the issuance of the Shares or Stock Payment, as applicable.

     (f) No party nor any person representing or acting on behalf of any party, or purportedly representing or acting on behalf of any party, has made any representations, warranties, agreements or statements other than those contained herein which influenced or affected that party's decision to accept the issuance of the Shares or Stock Payment, as applicable.

     (g) Each party is acquiring the Shares or Stock Payment, as applicable, for its own account without any view to the transfer, sale, assignment or other distribution thereof.

     Each Shareholder and Petre further acknowledges, understands and agrees that shares of PRP common stock to be issued hereunder have not been and will not be registered under any federal or state securities law, including, but not limited to, the Securities Act of 1933, as amended, or any State Securities Act, and that no federal or state governmental agency or authority has approved or passed upon the issuance of the shares of PRP common stock to be issued hereunder. Each party understands that there is not now, and that there is not likely to be in the future, any market for the shares of PRP common stock to be issued hereunder and that the shares of PRP common stock to be issued hereunder must be held by it for an indefinite period of time, absent registration or qualification of the shares of PRP common stock to be issued hereunder under

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applicable laws or the receipt of an opinion of counsel satisfactory to PRP that registration or qualification is not required. Each party acknowledges that the certificate representing the shares of PRP common stock to be issued hereunder will bear a legend substantially in the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED, UNLESS AN EXEMPTION EXISTS OR UNLESS SUCH DISPOSITION IS NOT SUBJECT TO THE FEDERAL OR STATE SECURITIES LAWS, AND THE AVAILABILITY OF ANY EXEMPTION OR THE INAPPLICABILITY OF SUCH SECURITIES LAWS MUST BE ESTABLISHED BY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL BE REASONABLY SATISFACTORY TO THE COMPANY."

     (h) PRP TRANSFER RESTRICTION. Each Shareholder and Petre further acknowledges, understands and agrees that the shares of PRP common stock to be issued hereunder will be subject to the transfer restrictions in PRP's articles of incorporation, including a right of first refusal of PRP, and the certificates evidencing such shares will bear a legend to this effect.

     (i) REGISTRATION RIGHTS. Each of Petre and the Shareholders shall have piggyback registration rights with respect to the PRP shares of common stock representing the Stock Payment and any shares of PRP common stock issued to them pursuant to the warrants described in Section 6.3 (as such numbers of shares may be adjusted due to stock splits, reverse splits, stock reorganizations and mergers of PRP) (the "Registration Eligible Shares") as follows. If at any time, or from time to time, after the initial public offering of shares of PRP capital stock, which offering is in an amount of $50 million or more, PRP proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-4, Form S-8 or any successor form thereto), and other holders of at least five percent (5%) of the then issued and outstanding capital stock of PRP are participating in such offering selling shareholders, PRP shall give written notice by registered or certified mail at least thirty (30) days prior to the filing of such registration statement, to Petre and the Shareholders of its intention to file a registration. If any of Petre or the Shareholders notify PRP in writing not more than twenty (20) days after receipt of such notice of their desire to include any such Registration Eligible Shares in such proposed registration statement, PRP shall (subject to the limitations described below) afford such holders of the Registration Eligible Shares the opportunity to have any such Registration Eligible Shares registered under such registration statement, on the same terms as the other shareholders participating in the offering. Notwithstanding the foregoing, PRP shall have the right at any time after it shall have given written notice of such proposed registration (irrespective of whether a written request for inclusion of any such Registration Eligible Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. These registration rights expire, with respect to the Stock Payment, two years after the date hereof, and with respect to any other Registration Eligible Shares, on such date or dates as the volume limitations imposed by Rule 144, or the then equivalent thereto, no longer apply.

     Notwithstanding the foregoing, if the managing underwriter of any such registered offering advises PRP in writing that the number of securities such holders of Registration Eligible Shares, PRP and any other persons or entities having registration rights (regardless of whether such registration rights were granted on, prior to or subsequent to the date hereof) intend to include in such offering should, in the managing underwriter's sole discretion, be limited, then the amount of securities to be offered for the account of holders of Registration Eligible Shares, along with the securities of any other persons or entities having registration rights (regardless of whether such registration rights were granted on, prior to or subsequent to the date hereof), but excluding securities that PRP intends to include in such offering, shall be reduced PRO RATA to the extent necessary to reduce the aggregate amount of securities proposed to be registered to the aggregate amount recommended by the managing underwriter.

     Each of Petre and the Shareholders agrees, if requested by the managing underwriter in an underwritten offering, not to effect any public sale or distribution of securities of the same class as the securities included in such registration statement, including a sale pursuant to Rule 144 under the Securities Act of 1933, as amended (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period beginning on the closing date of each underwritten offering made pursuant to such registration statement.

     With respect to any registration pursuant to this section, PRP shall pay all registration expenses in connection with the any such registration but excluding underwriting discounts and commissions, if any, relating to the sale or disposition of Registration Eligible Shares by holders thereof, any transfer tax payable with respect thereto and the fees and expenses of any holder's counsel. PRP shall agree to indemnify the holders of Registration Eligible Shares which are included in a registration statement pursuant hereto substantially to the same extent as PRP agrees to indemnify the underwriters in the underwriting agreement, and the holders of Registration Eligible Shares participating in such offering shall agree to indemnify PRP and any underwriter with respect to information furnished by them for inclusion therein substantially to the same extent as the underwriters have indemnified PRP in the underwriting agreement. PRP may require each holder of Registration Eligible
Shares, as a condition to registration, to furnish PRP such information regarding such seller and the distribution of such securities as may be required to be included in any registration statement or amendment thereto that PRP may request in writing. Each holder of Registration Eligible Shares participating in any such piggyback registration shall agree to be bound by the terms of any lock-up arrangements or other covenants requested by the managing underwriter in any such registration and to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, instruments and agreements required under the terms of such underwriting arrangements or otherwise reasonably requested by the PRP or the underwriter in connection therewith.

                                   SECTION 4
                                   DELIVERIES

     4.1 DELIVERIES BY PRP. Contemporaneously with the execution and delivery of this Agreement, PRP shall deliver:

     (a) STOCK CERTIFICATES. Certificates representing the Stock Payment, issued to the Shareholders in such numbers as set forth on Exhibit A.

     (b) CONSENTS AND APPROVALS. Written evidence of all required consents and approvals of the transactions contemplated hereby, including the written consent or minutes of the Board of Directors of PRP.

     4.2 DELIVERIES BY SHAREHOLDERS. Contemporaneously with the execution and delivery of this Agreement, the Shareholders shall deliver to PRP:

     (a) SHARES. Stock certificates representing all of the Shares as provided in Section 2.2.

     (b) PRESS RELEASE. A draft Press Release for PRP's approval, with respect to the transactions contemplated hereby.

     (c) CONSENTS AND APPROVALS. Written evidence of all required consents and approvals of the transactions contemplated hereby.

     (d) SHAREHOLDER RELEASES. A release signed by each of the Shareholders in the form of Exhibit J.

     (e) CERTIFICATE OF EXISTENCE. A certificate of existence of Verex, issued not more than ten (10) days prior to the date hereof, by the Secretary of State of Colorado.

     (f)   RESIGNATIONS.   Resignations   as  officers  and  directors  by  each
Shareholder other than Dr. Dunn and Petre.

     (g) INDEMNITY AGREEMENT. An agreement signed by Dr. Dunn and Petre regarding the settlement between Verex and Medical Research Laboratories, Inc.

     4.3 FURTHER ASSURANCES. The parties hereto shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the date of this Agreement, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements.

                                   SECTION 5
                          RELEASES AND INDEMNIFICATION

     5.1 RELEASES. Contemporaneous with the execution and delivery of this Agreement, each of the Shareholders and Petre shall have signed a Release in the form attached as Exhibit J, except for accrued salaries, vacation pay as set forth on Exhibit J, and except for notes payable to officers by Verex, as listed on the Verex Balance Sheet dated December 31, 1999, as presented to PRP, each of the Shareholders and Petre releases Verex from and against any claims they may have with respect to the Shares and Verex arising out of events or facts existing prior to the date hereof.

     5.2 INDEMNIFICATION OF SHAREHOLDERS AND PETRE.

     (a) Shareholders and Petre covenant and agree to defend, indemnify and hold PRP and it officers, directors, employees, shareholders and agents (collectively the "PRP Parties") harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action that any of the PRP parties may suffer or incur by reason of: (i) the inaccuracy of any of the representations or warranties of Shareholders or Petre contained in this Agreement, or any of the agreements, certificates, documents or exhibits delivered in connection with this Agreement; (ii) the failure to comply with, or the breach or default by Shareholders or Petre of any of the covenants, warranties or agreements made by Shareholders or Petre contained in this Agreement, or any of the agreements, certificates, documents or exhibits delivered in connection with this Agreement; or (iii) the failure of the Shareholders or Verex to comply with applicable securities laws or the rules and regulations of the Federal Drug Administration.

     (b) Notwithstanding anything contained in this Agreement, each of the Shareholders and Petre hereby agree that he or she will not make any claim of indemnification against Verex by reason of the fact that they were a director, officer, employee or agent of Verex, whether such claim is for judgment, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise or whether such claim is made pursuant to any statute, charter document, bylaw, agreement or otherwise, with respect to any action, lawsuit, proceeding, complaint, claim or demand arising out of events or facts existing prior to the date hereof.

     5.3 INDEMNIFICATION BY PRP. PRP covenants and agrees to defend, indemnify and hold Shareholders and Petre harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnify) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action which Shareholders or Petre may suffer or incur by reason of: (a) the inaccuracy of any of the representations or warranties of PRP contained in this Agreement, or any of the agreements, certificates, documents or exhibits delivered in connection with this Agreement; or (b) the failure to comply with, or the breach or default by PRP of any of the covenants, warranties or agreements made by PRP contained in this Agreement, or any of the agreements, certificates, documents or exhibits delivered in connection with this Agreement.

     5.4 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within thirty (30) days), the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement of such action while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

                                   SECTION 6
                             POST-CLOSING COVENANTS

     6.1 DUNN EMPLOYMENT AGREEMENT. Contemporaneously with the execution and delivery of this Agreement, PRP or Verex and Dr. Dunn shall enter into an employment agreement in the form attached as Exhibit L, at the level of a PRP senior manager. Contemporaneously with entering into this new employment
agreement,   Dr.  Dunn's  existing  employment  agreement  with  Verex  will  be terminated.

     6.2 PETRE EMPLOYMENT AGREEMENT. Contemporaneously with the execution and delivery of this Agreement, PRP or Verex and Petre will enter into an employment agreement in the form attached as Exhibit M whereby Verex will employ Petre at the level of a Verex manager.

     6.3 STOCK OPTIONS. As part of their Employment Agreements with PRP, PRP will grant to Dr. Dunn and Petre stock options or warrants substantially consistent with their Verex options. Contemporaneously with the execution of these warrants, Dr. Dunn and Petre will terminate their option or warrant agreements with Verex. Specifically, Dr. Dunn would receive a warrant to purchase 40,000 Shares of PRP common stock, exercisable at $7.50 per Share, and Petre would receive a warrant to purchase 23,333 Shares of PRP common stock, exercisable at $7.50 per Share. The warrants shall vest and be exercisable consistent with existing Verex options.

     6.4  UNEXERCISED  STOCK  OPTIONS OR  WARRANTS.  Except as set forth in this
Section 6, each of the Shareholders and Petre hereby agrees that each of the other stock options or warrants to purchase shares of Verex capital stock are terminated and of no further force or effect. Each of the parties hereto shall take such actions as may be determined necessary or appropriate to cancel any such stock options or warrants.

     6.5 DIRECTORS AND OFFICERS OF VEREX. Each of Dr. Dunn and Petre agrees to remain as an officer and director of Verex for at least sixty (60) days after the date hereof, or as otherwise reasonably requested by PRP to ensure an orderly transition. Each of the other Shareholders shall resign as an officer and/or director, as applicable, of Verex, as of the date hereof. To fill the vacancies created by the resignations and otherwise, when requested by PRP, as the sole remaining directors of Verex, Petre and Dr. Dunn shall appoint up to three (3) nominees of PRP to serve as directors of Verex.

     6.6 PAYMENT OF ACCRUED SALARIES.

          (a) Dr. James M. Dunn has accrued salary of $395,833 as shown in Verex's records. Subject to all the Shareholders and Petre named above complying with the terms of this Stock Purchase Agreement, PRP will make available through secured, interest-bearing notes to Verex, sufficient funds to enable Verex to pay such accrued salary as set forth on Exhibit K $9,146/month for 24 months beginning February 1, 2000. A balloon payment in the amount of $176,321 will be due on February 1, 2002. The balance represented by this balloon payment will earn interest at the rate of seven percent (7%) per annum beginning February 1, 2000 until February 1, 2002. An additional interest payment of $7,683 will be made to account for the outstanding balance of the first two years down payments. Interest and principal will be due on February 1, 2002. In the event that PRP is able to commercialize any of the products developed by Verex, the following acceleration provision shall apply: Thirty point forty-nine percent (30.49%) of the net profit from such commercialization will be used to accelerate the payment of accrued salary. The acceleration payments will be made to the balloon balance first, then applied to remaining monthly installments.

          (b) Petre has accrued salary of $253,333 as shown in Verex's records. Subject to Petre and all of the Shareholders complying with the terms of this Stock Purchase Agreement, PRP will make available through secured, interest-bearing notes to Verex, sufficient funds to enable Verex to pay such accrued salary as follows: $5,854/month for 24 months beginning February 1, 2000. A balloon payment in the amount of $112,845 will be due on February 1,

2002. The balance represented by this balloon payment will earn interest at the rate of seven percent(7%) per annum beginning February 1, 2000 until February 1, 2002. An additional interest payment of $4,917 will be made to account for the outstanding balance of the first two years down payments. Interest and principal will be due on February 1, 2002. In the event that PRP is able to commercialize any of the products developed by Verex, the following acceleration provision shall apply: Nineteen point fifty-one percent (19.51%) of the net profit from such commercialization will be used to accelerate the payment of accrued salary. The acceleration payments will be made to the balloon balance first, then applied to remaining monthly installments.

          (c) The  obligations  to pay accrued  salary set forth in this Section
6.6 will be honored to the extent consistent with applicable law and fiduciary obligations.

     6.7 PRESS RELEASES. No party shall issue, or shall cause Verex to issue, any press release in whatever form, or make any publication in whatever form, regarding this Agreement and/or regarding the discussions among the parties hereto, without the express prior written approval of the parties hereto, unless in the opinion of such parties' counsel that disclosure or publication is required by law.

     6.8 SECURITIES FILINGS. Each of the parties hereto shall timely make and file, all filings and reports with the SEC, as may be required by the SEC or by law.

     6.9 FIDUCIARY OBLIGATIONS. As the majority Shareholder of Verex after the consummation of the stock purchase contemplated by this Agreement, PRP acknowledges that it will have certain fiduciary duties to the minority shareholders of Verex. PRP agrees to act consistent with such duties.

     6.10 TENDER OFFER. Within one hundred twenty (120) days after the issuance of audited financial statements of Verex, PRP will file with the Securities and Exchange Commission documents necessary to make a tender offer to purchase the remaining shares of common stock of Verex then outstanding. Such tender offer shall be at a price equal to fifteen (15) shares of PRP common stock for each share of Verex common stock, or for cash at the price of $.50 per share of Verex common stock. It is PRP's intention to make this tender offer to each holder of at least 3,000 shares of Verex common stock in exchange for shares of PRP common stock and to each holder of fewer than 3,000 shares of Verex common stock in exchange for cash. Notwithstanding the foregoing, PRP shall not be required to proceed with any tender offer if, as a result of the offer, PRP shall be deemed to become a reporting company under the Securities Exchange Act of 1934, as amended, or if the tender offer cannot be completed in compliance with federal law or the laws of any applicable states or other jurisdictions. If such tender offer would make PRP a reporting company or cannot be legally accomplished, PRP will endeavor, in good faith, to find an alternative to accomplish the same result at the same value. If audited financials of Verex are not issued on or before the date that is eight (8) months after the date hereof, PRP shall have no obligations hereunder. All parties hereto will use their reasonable best efforts to ensure that up-to-date audited financial statements for Verex are prepared as soon as reasonably practicable after the date hereof. PRP agrees to fund Verex to pay for the audit.

     6.11 TRANSFER OF SHARES. PRP agrees that it will not unreasonably withhold its consent, under PRP's Articles of Incorporation or otherwise, to any one transfer of any shares of PRP acquired by Birklea hereunder or any obligations of Birklea hereunder or under the Amendment to Royalty Agreement dated December ___, 1999, to another entity controlled by Mark Banister, so long as the acquiring entity agrees to be bound as a Shareholder to the terms hereof, and Birklea agrees to continue to be bound to its obligations under this Agreement.

                                   SECTION 7
                                     GENERAL

     7.1 CONTROLLING LAW. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of Colorado, notwithstanding any Colorado or other conflict-of-law provisions to the contrary. The parties agree that any action brought by either party against the other in connection with any rights or obligations arising out of this Agreement or any transaction contemplated hereby shall be instituted properly in a Colorado court of competent jurisdiction with venue only in the State of Colorado. The parties hereby agree to submit personally to the jurisdiction of a court of competent subject matter jurisdiction located in such State. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

     7.2 NOTICES. Except to the extent otherwise set forth herein, all notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when personally delivered or when deposited in the United States mails, first class postage prepaid, return receipt requested, or when sent by overnight express delivery with a signature required upon receipt, or 24 hours after being sent by facsimile with a confirmed copy, addressed as set forth below:


If to PRP:                                   With a copy to:

PR Pharmaceuticals, Inc.                     Gallagher & Kennedy
1512 Webster Court                           Attn: Karen L. Liepmann, Esq.
Ft. Collins, Colorado 80524                  2575 East Camelback Road
Attention:  President                        Phoenix, Arizona 85016
Phone:  (970) 484-5560                       Phone:  (602) 530-8000
Fax:  (970) 484-0809                         Fax:  (602) 530-8500

If to James M. Dunn, M.D. and Carolyn K. Dunn:

James M. Dunn, M.D. and Carolyn K. Dunn
3236 East Hinsdale Place
Littleton, Colorado 80122
Phone:__________________
Fax:____________________

If to Raincrest Associates, LLC:             With a copy to:

c/o Mr. Jerry R. Dunn                        Mr. Jerry R. Dunn
Box 4426                                     68 Charlou Circle
Englewood, Colorado 80155                    Englewood, Colorado 80111
Phone:__________________                     Phone:__________________
Fax:____________________                     Fax:____________________

If to Birklea, Ltd.:                         With a copy to:

Birklea, Ltd.                                _____________________________
C/o Mr. Mark Banister
Farley Edge                                  _____________________________
Westerham Kent TN16 1UB
England                                      _____________________________
Phone:__________________                     Phone:__________________
Fax:____________________                     Fax:____________________

If to Glyn Mills:                            With a copy to:

Glyn Mills                                   _____________________________
C/o Mr. Mark Banister
Farley Edge                                  _____________________________
Westerham Kent TN16 1UB
England                                      _____________________________
Phone:__________________                     Phone:__________________
Fax:____________________                     Fax:____________________


If to James B. Petre:

Mr. James B. Petre
% Verex Laboratories, Inc.
Suite 100
14 Inverness Drive
Englewood, Colorado 80112
Phone:__________________
Fax:____________________

     Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

     7.3 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except, as otherwise set forth herein, no party may assign, delegate, or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     7.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement or in any of the other documents shall confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     7.5 ENTIRE  AGREEMENT.  This  Agreement,  together  with the  Schedules and
Exhibits attached and the Employment Agreements contemplated by Section 6, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     7.6   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     7.7 CONSTRUCTION. The parties hereto acknowledge that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement, and that each of them and their counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in their interpretation of this Agreement or any amendments or any exhibits hereto or thereto.

     7.8 SURVIVAL OF REPRESENTATION, WARRANTIES AND AGREEMENTS. The parties hereto mutually agree that the representations, warranties and agreements set forth in this Agreement shall survive the purchase of the Shares and the transactions contemplated by this Agreement and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     7.9 COSTS AND EXPENSES. Except as may otherwise be expressly provided herein, each party shall pay all of its own costs and expenses incurred in connection with the negotiation and preparation of and the closing of the transactions under this Agreement, and all matters incident thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 PR PHARMACEUTICALS, INC.


                                 By:
                                    -----------------------------
                                 Name:
                                      ---------------------------
                                 Its:
                                     ----------------------------


                                 --------------------------------
                                 JAMES M. DUNN, M.D.

                                 --------------------------------
                                 CAROLYN K. DUNN


                                 RAINCREST ASSOCIATES, LLC


                                 By:
                                    -----------------------------
                                 Name:
                                      ---------------------------
                                 Its:
                                     ----------------------------

                                 --------------------------------
                                 JAMES B. PETRE


                                 BIRKLEA, LTD.

                                 By:
                                    -----------------------------
                                 Name:
                                      ---------------------------
                                 Its:
                                     ----------------------------


                                 GLYN MILLS

                                 By:
                                    -----------------------------
                                 Name:
                                      ---------------------------
                                 Its:
                                     ----------------------------


EXHIBIT A  SHAREHOLDER SHARE OWNERSHIP
EXHIBIT B  FULL SHAREHOLDER LIST
EXHIBIT C  STOCK OPTIONS AND WARRANTS
EXHIBIT D  LIENS AND LIABILITIES
EXHIBIT E  FURNITURE FIXTURES & EQUIPMENT
EXHIBIT F  REAL PROPERTY, LEASES
EXHIBIT G  VEREX TECHNOLOGY
EXHIBIT H  CONTRACTS
EXHIBIT I  EMPLOYEE LIABILITIES
EXHIBIT J  SHAREHOLDER RELEASE
EXHIBIT K  PAYMENT OF ACCRUED SALARIES
EXHIBIT L  DUNN EMPLOYMENT AGREEMENT
EXHIBIT M  PETRE EMPLOYMENT AGREEMENT

                                    EXHIBIT A
                         VEREX LABORATORIES, INC. STOCK


                                          Certificate No.'s    No. of PRP Shares
Shareholder              Number of Verex    Representing         to be Issued
   Name                    Shares Held      Verex Shares          in Exchange
   ----                    -----------      ------------          -----------
James M. Dunn, M.D. and
Carolyn K. Dunn               320,560                                21,371
Raincrest Associates, LLC      53,850                                 3,590
Birklea, Ltd.                 765,106                                51,008
Glyn Mills                    206,001                                13,734
James B. Petre                    -0-            -0-                    -0-



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